Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Global Aviation Holdings Inc., (the “Company”) on Form 10-Q for the period ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert R. Binns, Chief Executive Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods referred to in the Report.

Date: May 16, 2011	By:	/s/ Robert R. Binns
Robert R. Binns
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Global Aviation Holdings Inc. and will be retained by Global Aviation Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.